Exhibit 2.5

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to the Purchase and Sale Agreement (this “Amendment”) is made and entered into effective as of June 30, 2017, by and among Atlas Energy Tennessee, LLC, Atlas Pipeline Tennessee, LLC, Atlas Noble, LLC, Viking Resources, LLC, Resource Energy, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Well Services, LLC, Atlas Energy Ohio, LLC and Atlas Energy Group, LLC (collectively, “Original Sellers”), Diversified Energy LLC (“Buyer”) and Atlas Resource Partners Holdings, LLC (“ARPH”).

WHEREAS, Original Sellers (and with respect to Atlas Energy Group, LLC, solely with respect to Section 7.16, Section 7.17, Article 11, Article 20 and Article 18 to the extent related to employee or ERISA-related matters) and Buyer are parties to that certain Purchase and Sale Agreement dated May 4, 2017 (the “Original Agreement”), concerning the purchase and sale of certain oil and gas assets located in the Appalachia region of the eastern United States on the terms set forth therein (capitalized terms used but not defined elsewhere in the text of this Amendment are as defined in the Original Agreement, as amended hereby).

WHEREAS, Original Sellers, Buyer and ARPH desire to amend the Original Agreement to reflect certain changes in the transaction structure and selling entities as set forth herein.

WHEREAS, it is the intent of the parties that (i) the Original Sellers will sell, assign, convey and deliver all of the Properties to Buyer other than the Equity Interests in Atlas Energy Tennessee, LLC (“AET”) and (ii) immediately following such transfer and as part of the Closing, ARPH will transfer to Buyer the Equity Interests in AET.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Joinder. Effective as of the date hereof, Atlas Resource Partners Holdings, LLC, agrees to be bound by the terms and conditions of, and to become a party to, the Agreement.

2. Release. Effective as of the date hereof, the Original Sellers and ARPH hereby release AET and its wholly owned subsidiary, Atlas Pipeline Tennessee, LLC, from any and all Liabilities, Claims or other obligations that AET or Atlas Pipeline Tennessee, LLC may have after Closing under or relating to the Agreement; provided, however, that the release provided for herein shall not adversely affect any rights Buyer may have, or that Original Sellers and ARPH (other than AET or Atlas Pipeline Tennessee, LLC) may otherwise have, under the Agreement or the Operative Documents.

3. Preamble. The Preamble of the Original Agreement shall be amended and restated in its entirety as set forth below.

This Purchase and Sale Agreement (as amended by that certain First Amendment to Purchase and Sale Agreement, dated June 30, 2017, this “Agreement”) is made and entered into on May 4, 2017, by and among Atlas Energy Tennessee, LLC, a Pennsylvania limited liability company, Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company, Atlas Noble, LLC, a Delaware limited liability company, Viking Resources, LLC, a Pennsylvania limited liability company, Resource Energy, LLC, a Delaware limited liability company, Atlas Resources, LLC, a Pennsylvania limited liability company, REI-NY, LLC, a Delaware limited liability company, Resource Well Services, LLC, a Delaware limited liability company, Atlas Energy Ohio, LLC, an Ohio limited liability company, Atlas Resource Partners Holdings, LLC, a Delaware limited liability company and, solely with respect to Section 7.16, Section 7.17, Article 11, Article 20 and Article 18 (to the extent related to employee or ERISA-related matters), Atlas Energy Group, LLC, a Delaware limited liability company (each a “Seller” and collectively “Sellers”) and Diversified Energy LLC, an Alabama limited liability company (“Buyer”).

4. Definitions. The following definitions shall be amended and restated in their entirety or added to Article 1 of the Original Agreement as set forth below.

“AET” means Atlas Energy Tennessee, LLC, a Pennsylvania limited liability company.

“APT” means Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company.

“Drilling Partnerships” means: (i) if prior to the Reorganization, the Existing Partnerships, and (ii) if after the Reorganization, (a) with respect to Atlas America Public #9, Ltd., that Existing Partnership, and (b) with respect to all Private Partnerships and all Public Partnerships other than Atlas America Public #9, Ltd., one or more new limited partnerships which will be formed pursuant to the Reorganization, provided, however that for the purposes of Section 7.28(ii) and Section 7.28(vi), Atlas America Public #9, Ltd. shall not be included in the definition of “Drilling Partnership”.

“Knox Agreements” is defined in Section 2.2.7.

“Phase 1 of the Closing” means the first step of the Closing, during which Sellers will sell, assign, convey and deliver all of the Properties to Buyer, other than the Equity Interests in AET.

“Reorganization” means the transactions and actions of Sellers, their Affiliates and certain Third Parties that are reasonably necessary to (i) form the new Drilling Partnerships that are required for the Reorganization, (ii) transfer and vest all rights, title and interests of the Existing Partnerships, except for Atlas America Public #9, Ltd., in the Reorganization Wells to the new Drilling

Partnerships, and (iii) complete the transfer by Atlas Resources, LLC of its managing general partner interest and limited partner interest in each Drilling Partnership to a newly formed Affiliate of Atlas Resources, LLC.

5. Properties. Section 2.1.13 of the Original Agreement shall be amended and restated in its entirety as set forth below.

2.1.13 All of Sellers’ or their Affiliates’ direct and indirect Equity Interests in (i) the Drilling Partnerships after the Reorganization and (ii) AET.

6. Excluded Assets. The following new Section 2.2.7 shall be added to the Original Agreement immediately after Section 2.2.6 (and the existing Sections 2.2.7 and 2.2.8 shall be renumbered accordingly).

2.2.7 That certain Drilling and Operating Agreement, dated September 15, 2004 by and between AET (as the successor in interest to and an affiliate of Atlas America, Inc.) and Knox Energy, LLC (together with the plugging reserve account referenced therein) and that certain Consent and Assumption Agreement, dated September 15, 2004, by and among The Coal Creek Mining and Manufacturing Company, Knox Energy, LLC and AET (as successor in interest to and an affiliate of Atlas America, Inc.) (collectively, the “Knox Agreements”);

7. Closing Deliverables. Section 14.2.3 of the Original Agreement shall be amended and restated in its entirety as set forth below.

14.2.3 Each Seller will execute and deliver to Buyer, and Buyer will execute and receive, one or more instruments of assignment of the Equity Interests in (i) the Drilling Partnerships or an Affiliate of Atlas Resources, LLC of which the Drilling Partnerships are a wholly-owned subsidiary and (ii) AET, in each case, in substantially the form set forth as Exhibit G (the “Equity Interest Assignment”);

8. Equity Interest Representation. The following new Section 7.29 shall be added to the Original Agreement immediately after Section 7.28.

7.29 Equity Interests.

(A) AET is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Pennsylvania. AET is in good standing and duly qualified to do business in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary.

(B) APT is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Pennsylvania. APT is in good standing and duly qualified to do business in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary.

(C) Atlas Resource Partners Holdings, LLC owns, beneficially and of record all of the Equity Interests in AET, and no other Person holds any Equity Interests in AET. AET owns, beneficially and of record all of the Equity Interests in APT, and no other Person holds any Equity Interests in APT. Other than AET’s Equity Interest in APT, neither AET nor APT own, directly or indirectly, any Equity Interests in any Person.

(D) The sale of Equity Interests in AET will not conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization, waiver or approval of, any Third Party under, or be subject to any Preference Rights under, any contract to which AET or APT is a party.

(E) As of completion of Phase 1 of the Closing including Buyer’s assumption of the Assumed Liabilities (related to the Properties other than the Equity Interests in AET and APT) pursuant to Section 2.3.1, (i) AET shall have no assets other than the Knox Agreements and the Equity Interests in APT and shall have no Liabilities other than those directly related to the Knox Agreements, and (ii) APT shall not have any assets or Liabilities.

(F) Schedule 7.29 contains a true, correct and complete list of each officer, director or manager of each of AET and APT.

9. Additional Closing Deliveries. The following new Section 14.2.20 shall be added to the Original Agreement immediately after Section 14.2.19.

14.2.20 The sole member of each of AET and APT will deliver to Buyer a certificate, dated as of the Closing Date (but effective immediately after the completion of Phase 1 of the Closing), and executed by their respective Secretary or Assistant Secretary, certifying and attaching the resignations of the managers, officers, directors of AET and APT.

10. Fundamental Representations. Section 18.2.4 of the Original Agreement shall be amended and restated in its entirety as set forth below.

18.2.4 Notwithstanding any provision of this Agreement to the contrary, Section 18.2.1, Section 18.2.2 and Section 18.2.3 shall not apply to Sellers’ indemnification obligations for any breach of Sellers’ (i) representations and warranties in Section 7.1, Section 7.2, Section 7.3, Section 7.4, Section 7.7, Section 7.18, Section 7.28 and Section 7.29, which shall survive Closing indefinitely, (ii) representations and warranties in Section 7.15 and covenants with respect to Taxes in Article 19, which shall survive the Closing for the applicable statute of Tax limitations plus 30 days, and (iii) covenants in Article 17, which shall survive the Closing in accordance with their respective terms.

11. Indemnification. The following new Section 18.4.2 shall be added to the Original Agreement immediately after Section 18.4.1 (and the existing Sections 18.4.2 and 18.4.3 shall be renumbered accordingly).

18.4.2 the conveyance of Seller’s Equity Interests in AET, including without limitation any dispute under the Knox Agreements arising from such conveyance.

12.	Schedules and Exhibits.

12.1 Exhibit A-1 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Exhibit A-1 attached hereto.

12.2 Exhibit A-2 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Exhibit A-2 attached hereto.

12.3 Exhibit B referenced in and delivered in connection with the Original Agreement is hereby replaced with the Exhibit B attached hereto.

12.4 Schedule 7.5 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Schedule 7.5 attached hereto.

12.5 Schedule 7.8 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Schedule 7.8 attached hereto.

12.6 Schedule 7.9 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Schedule 7.9 attached hereto.

12.7 Schedule 7.21 referenced in and delivered in connection with the Original Agreement is hereby replaced with the Schedule 7.21 attached hereto.

12.8 Schedule 7.28(iv) referenced in and delivered in connection with the Original Agreement is hereby replaced with the Schedule 7.28(iv) attached hereto.

The Parties hereby acknowledge and agree that the schedules as amended hereunder shall be deemed for all purposes under the Agreement to be the schedules as if the same were attached to the Original Agreement as of the execution date thereof.

13. Records. Section 17.2 of the Original Agreement shall be amended and restated in its entirety as set forth below.

17.2 Delivery of Records by Sellers. Within ten (10) days after Closing, Sellers will deliver to Buyer the originals of all Records, except that Sellers may retain (i) the originals of all Records which are related to properties other than the Properties being sold herein, in which case Sellers will deliver duplicate copies of any such retained originals to Buyer, and (ii) the originals of all accounting Records, in which case Sellers will deliver duplicate copies of any such retained originals which relate to the Properties to Buyer. For a period of three (3) years after the date of Closing, Buyer will retain the Records delivered to it pursuant hereto and will make such Records available to Sellers upon reasonable notice at Buyer’s offices at reasonable times and during office hours. Notwithstanding the foregoing, Sellers may retain all Records located in Sellers’ offices in Fort Worth, Texas, provided that within ten (10) days after the expiration of the term of that certain Transition Services Agreement, executed by the Parties on the Closing Date, Seller will deliver such Records to Buyer. AET will retain all of its general corporate books and records and records related to the Knox Agreements.

14. Continuance of Purchase and Sale Agreement. Except as expressly amended hereby, the provisions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms.

15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflict of laws principles that would cause the laws of another jurisdiction to apply. Any dispute arising out of or relating to this Amendment which cannot be amicably resolved by the Parties, shall be brought in a federal or state court of competent jurisdiction sitting in Harris County of the State of Texas, and the Parties irrevocably submit to the jurisdiction of any such court solely for the purpose of any such suit, action or proceeding.

16. Counterparts. This Amendment may be executed in two or more counterparts, each of which the Parties will treat as an original but all of which together will constitute one and the same instrument. The signatures of all the Parties need not appear on the same counterpart and delivery of an executed counterpart signature page of this Amendment (including by means of facsimile or email attaching a copy in portable document format (.pdf)) will be equally as effective as delivery of an original executed counterpart of this Amendment in the presence of the other Parties. This Amendment is effective on the delivery of one executed counterpart from each Party to the other Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first written above.

ORIGINAL SELLERS: ATLAS ENERGY TENNESSEE, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

ATLAS PIPELINE TENNESSEE, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

ATLAS NOBLE, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

VIKING RESOURCES, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

RESOURCE ENERGY, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

ATLAS RESOURCES, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

Original Sellers Signature Page to the First Amendment to the Purchase and Sale Agreement

REI-NY, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

RESOURCE WELL SERVICES, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

ATLAS ENERGY OHIO, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

ATLAS ENERGY GROUP, LLC

By:	/s/ Mark D. Schumacher
Name: Mark D. Schumacher
Title: President

Original Sellers Signature Page to the First Amendment to the Purchase and Sale Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first written above.

ARPH: ATLAS RESOURCE PARTNERS HOLDINGS, LLC

By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

ARPH Signature Page to the First Amendment to the Purchase and Sale Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first written above.

BUYER: DIVERSIFIED ENERGY, LLC

By:	/s/ Robert R. Hutson, Jr.
Name: Robert R. Hutson, Jr.
Title: Chief Executive Officer

Buyer Signature Page to the First Amendment to the Purchase and Sale Agreement